Exhibit 99.1

CarGurus Acquires Car Shopping Platform Autolist

Deal Expands CarGurus’ Market-Leading Scale and Unique Dealer Value Proposition

CAMBRIDGE, Mass., January 16, 2020 – CarGurus, a leading global automotive marketplace, today announced it has acquired Autolist, an innovative car shopping platform based in San Francisco, CA. The acquisition expands CarGurus’ category-leading consumer audience and will help enable the company to further enhance its unique value proposition for subscribing dealers. CarGurus will operate Autolist as a standalone brand and website.

CarGurus, with its focus on bringing trust and transparency to the car buying process, is already the most visited automotive shopping website in the US, with nearly three times the consumer traffic of its nearest competitor.1 More than 28,000 US dealers list inventory on CarGurus through paid subscriptions, which enable dealers to connect with car shoppers and sell more cars. Autolist, founded in 2014, has leveraged its popular mobile app, innovative car search technology and a large aggregated inventory of car listings to build a consumer audience of more than 1.3M unique monthly visitors on its website2 and nearly 400K unique monthly app visitors through iOS and Android3.

“We are thrilled to welcome the Autolist team to the CarGurus platform,” said Jason Trevisan, Chief Financial Officer at CarGurus. “Like CarGurus, Autolist is a technology company with a pioneering mindset, which makes them a great fit with our innovative culture. We are excited about joining forces to provide best-in-class products and services that make car buying easier for shoppers and drive more sales for dealers.”

With Autolist, CarGurus will drive consumer traffic and shopper connections for dealers across both sites, creating additional value for the company’s premium subscription dealerships. In addition, CarGurus plans to pilot new product and partnership initiatives on the Autolist platform and mobile app. The Autolist team will continue to operate independently out of their San Francisco location under the leadership of Corey Lydstone, founder, who will now report to Trevisan at CarGurus.

[1]	Source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2019, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com).
[2]	Source: Google Analytics, December 2019.
[3]	Source: Firebase, December 2019.

“We could not be more excited to join CarGurus, a company that shares our passion for solving big problems and building great products,” said Lydstone. “The Autolist journey so far has been incredible, and with CarGurus’ massive scale and category leadership we believe we’ll be able to accelerate Autolist’s growth while continuing to deliver on our promise of building a better automotive buying experience for everyone. I’m so proud of our team, and I am looking forward to our future together at CarGurus.”

Dealers on CarGurus’ premium-level listings packages get access to enhanced on-site branding, more connection methods, and additional marketing tools that help them generate more connections to in-market shoppers with significant ROI. With this acquisition, those dealers will now gain access to connections from Autolist shoppers. Dealers can find more details on the combined offering in the CarGurus Dealer Resource Center.

Terms of the deal were not disclosed.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2019, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy and Spain. To learn more about CarGurus, visit www.cargurus.com.

Press Contact:

Brian Kramer

CarGurus

pr@cargurus.com

© 2020 CarGurus, Inc., All Rights Reserved.

CarGurus® is a registered trademark of CarGurus, Inc. All product names, trademarks and registered trademarks are property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: the impact that our acquisition of Autolist may have on our market-leading scale, key business metrics, business performance, product offerings, and ability to create additional value for our subscribing dealer customers; our plans to independently operate Autolist and pilot new product and partnership initiatives on the Autolist platform and mobile app; our ability to accelerate Autolist’s growth by integrating our technology, scale and leadership to Autolist’s existing platform; our ability to deliver on our promise of building a better automotive buying experience for everyone; the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisitions of PistonHeads and Autolist and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 5, 2019 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release